Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the use in this Registration Statement of our report dated January 24, 1997, relating to the statements of operations, stockholders' equity (deficit) and cash flows of Fargo Electronics, Incorporated for the year ended December 31, 1996 and to the reference to our Firm under the caption "Experts" in the Prospectus.

                      LARSON, ALLEN, WEISHAIR & CO., LLP
                      /s/ LARSON, ALLEN, WEISHAIR & CO., LLP

Minneapolis, Minnesota
November 12, 1999